UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025

SNOWFLAKE INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39504	46-0636374
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

Suite 3A, 106 East Babcock Street			59715
Bozeman,	Montana
(Address of Principal Executive Offices)[1]			(Zip Code)
(844) 766-9355
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	SNOW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

[1] The Company is a Delaware corporation with a globally distributed workforce and no corporate headquarters. Under the Securities and Exchange Commission's rules, the Company is required to designate a “principal executive office.” For purposes of this report, it has designated its office in Bozeman, Montana as its principal executive office.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2025, the Board of Directors (the “Board”) of Snowflake Inc. (the “Company”), upon recommendation of the nominating and governance committee of the Board, appointed William F. Scannell as a Class I director whose term will expire at the Company’s 2027 annual meeting of stockholders, effective immediately.

Since February 2020, Mr. Scannell has served as President, Global Sales and Customer Operations for Dell Technologies, Inc. (“Dell”), a worldwide technology company, overseeing Sales, Presales, Specialty Sales, OEM and the Global Alliances and Channel operations. In this role, Mr. Scannell is responsible for go-to-market strategy and driving global growth by delivering Dell’s solutions to organizations in established and new markets globally. Mr. Scannell previously served as Dell's President, Global Enterprise Sales and Customer Operations from September 2017 to January 2020. Prior to joining Dell, Mr. Scannell served as President, Global Sales and Customer Operations at EMC Corporation (“EMC”) until EMC was acquired by Dell in September 2016. Mr. Scannell currently serves on the board of directors of IonQ, Inc. Mr. Scannell holds a B.S. degree in Business Management from Northeastern University.

There is no arrangement or understanding between Mr. Scannell and the Company or any other person pursuant to which Mr. Scannell was elected as a director. Additionally, there are no transactions involving the Company and Mr. Scannell that the Company would be required to report pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

For his service on the Board, Mr. Scannell will be compensated pursuant to the Amended and Restated Non-Employee Director Compensation Policy (the “Director Compensation Policy”), a copy of which is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2024, filed on August 29, 2024. Upon his appointment to the Board, Mr. Scannell automatically received a restricted stock unit award for the Company’s Class A common stock (“Class A Common Stock”) under the Company’s 2020 Equity Incentive Plan (the “Plan”) having a value of $1,000,000 based on the Fair Market Value (as defined in the Plan) of the underlying Class A Common Stock on the date of grant (the “Initial RSU”). The Initial RSU will vest over three years, with one-third of the Initial RSU vesting on each of the first, second, and third anniversaries of the date of grant.

In addition, under the Director Compensation Policy, at the close of business on the date of each annual meeting of stockholders held after calendar year 2025, Mr. Scannell will automatically receive an additional restricted stock unit award for the Company’s Class A Common Stock under the Plan, provided that Mr. Scannell continues to serve as a Non-Employee Director (as defined in the Director Compensation Policy) at the time of grant. Beginning in calendar year 2026, and in accordance with the Director Compensation Policy, Mr. Scannell will receive an annual cash retainer for serving on the Board.

Mr. Scannell has entered into the Company’s standard form of indemnification agreement, the form of which is attached as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 24, 2020 (File No. 333-248280).

Item 7.01    Regulation FD Disclosure.

A copy of the press release announcing Mr. Scannell’s appointment as a Class I director of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filings.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Snowflake Inc. dated May 8, 2025.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Snowflake Inc.

Dated: May 8, 2025
	By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli
Chief Financial Officer